For Immediate Release:

Green EnviroTech Holdings Corp. appoints Chris Bowers as CEO

JAMESTOWN, CA—(Marketwired – December 13, 2016) - Green EnviroTech Holdings Corp. (OTC PINK : GETH ) is pleased to announce that it has appointed Chris Bowers as President, Chief Executive Officer and Director of GETH with immediate effect. Gary De Laurentiis will continue in his role as Chairman of GETH and will lead on business development activity for the Company. For the foreseeable future, Chris will also continue in his role as President of Smart Fuel Solutions, Inc.

Chris is an experienced executive, entrepreneur, angel investor and consultant who has worked all over the world. He spent two decades in the high tech industry working with senior leaders in many companies, including the President and CEO of Philips Electronics; and he was a member of the Executive Staff at Applied Materials. During his business career, Chris has established, grown and downsized country operations, founded and led consulting practices, led numerous company functions, and been involved in M&A deals and integrations. In the last few years Chris has also been directly involved in philanthropy and pro-bono work with Stanford Hospital, with Santa Clara University both in the Miller Center for Social Entrepreneurship and in the Business School; with Second Harvest Food Bank and with The Tech Awards. Chris started his career with the British military, serving for 5 years with the UK Special Forces.

“Chris has been working as CEO of Smart Fuel Solutions, our majority owned subsidiary for the last 10 months,” said Gary De Laurentiis, GETH’s chairman. “In that time I have come to appreciate the talent and experience that Chris brings to the Company. Chris’ work at the very top of Philips Electronics and Applied Materials means that he brings a breadth and depth of experience which will be invaluable to GETH. What I truly appreciate is his ability to translate this knowledge into practices that not only fit our current situation, but also will enable GETH to deploy our Processing Solutions around the world. He combines a robust strategic perspective with a discipline and diligence on execution, wrapped up in an easy going leadership style. Chris has been and continues to be a very effective partner to me, I enjoy working with him, and the team holds him in high esteem. I am very happy to hand over the CEO’s baton to Chris to lead GETH to the next stage in the development of the Company.”

Chris Bowers added, “It is a privilege to be asked to become CEO of GETH as we start to deploy our GEN 1 End of Life Tire Processing Solution in 2017; a very exciting time. I would like to thank Gary for welcoming me into the team and for being such a great partner since I joined the Company. Gary and the team have been working diligently over the last few years to develop the technology into a viable solution. Our ready to deploy, GEN 1 End of Life Tire Processing Solution is a testament to their perseverance and tenacity; characteristics that bode well for the future of the Company.”

Chris continued, “My experience over the last ten months has helped me to understand the industry and market dynamics, and use these insights to develop a strategy that can position GETH for future success. I firmly believe that we are on the cusp of achieving something incredible as we push ahead on our goal to help clean up the environment by 2030. It has been a pleasure working with Gary and the team and I look forward to continuing on the journey together, supported by our newly appointed Strategic Partners. I would also like to thank our major shareholders for their continued support of the Company and I look forward to speaking with them in the near future.”

About GreenEnviroTech Holdings Corp.

Green EnviroTech Holdings Corp. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet.

About Smart Fuel Solutions, Inc.

Smart Fuel Solutions, Inc. (SFS) is an operating company whose team has 50 years of combined experience in the waste recycling sector and is majority owned by GETH. SFS will be directly involved in the day-to-day operations of each plant.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION

Public Relations and Media Contact:

LCG

Headquarter Office

702.333.4886

www.lcginfo.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.